UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 20, 2007

All-State Properties L.P.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	0-12895	59-2399204
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

360 Main Street, P.O. Box 393
Washington, VA 22747
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

540-675-3149
(ISSUER TELEPHONE NUMBER)

4201 North Federal Highway, Suite B
Pompano Beach, FL 33064-6048
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2007, Belmont Partners, LLC (“Belmont”), a Virginia limited liability company, entered into an agreement (the “Agreement”) with All-State Properties L.P., a Delaware limited partnership (the “Company” or "ASP") and Stanley R. Rosenthal, an individual resident of the State of Florida ("Rosenthal").

Under the terms of the Agreement, Belmont has agreed to pay to ASP the sum of Twenty Two Thousand Dollars ($22,000.00) (the “Loan”).  As consideration for the Loan, ASP and Rosenthal have agreed to grant Belmont a promissory note to repay the Loan, Rosenthal has agreed to resign as the General Partner of ASP and Joseph Meuse will be appointed the General Partner of ASP.  In addition, Belmont shall pay for the reasonable legal costs and expenses incurred by ASP and Rosenthal in connection with this Agreement and all related agreements and transactions contemplated by the Agreement up to an amount not to exceed Ten Thousand Dollars ($10,000) in the aggregate (the “Legal Expenses”). To the extent Belmont pays any Legal Expenses in accordance with the above, ASP agrees that any such amount shall be added to the Loan as additional principal thereunder. Immediately upon execution of this Agreement, Belmont shall transfer to ASP, or such third party as designated by ASP, a deposit of four thousand dollars ($4,000.00) to be applied against the Legal Expenses.

A copy of the Agreement entered into by and between Belmont and ASP is attached as exhibit 10.1 to this Current Report on Form 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. Stanley R. Rosenthal resigned as the Company’s General Partner effective as of December 20, 2007.  At the time of resignation, Mr. Rosenthal was not a member of any committee on the board of directors.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On December 20, 2007, Mr. Joseph Meuse was appointed as the Company’s General Partner.  As of the date of this filing, Mr. Meuse has not been appointed to any committee of the board of directors.

Mr. Joseph Meuse, General Partner of All-State Properties, L.P.

Joseph Meuse, age 37, resides in Warrenton, VA.  Mr. Meuse has been involved with corporate restructuring and reverse mergers since 1995.  He has been a Managing Partner at Belmont Partners as well as Castle Capital Partners since 1995. Additionally, Mr. Meuse maintains a position as a Board member of the following corporations: Comprehensive Healthcare Solutions, Pivotal Technologies, Inc., Adrenaline Nation Media Networks, Inc. Niagara Systems, Inc., Retail Holdings, Inc., NuOasis Laughlin, Inc., Big Red Gold, Inc., PacWest Transfer, Global Filings, and 3-D Shopping, Inc. Mr. Meuse attended the College of William and Mary.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Meuse is a party in connection with this appointment as a general partner of this Company.

Item 7.01 Regulation FD Disclosure

On December 20, 2007 we issued a press release regarding the Agreement described above. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information:
None
(c)	Exhibits:
10.1	Agreement dated December 20, 2007 between Belmont Partners, LLC and All-State Properties L.P.
10.2	Promissory Note dated December 20, 2007 between Belmont Partners, LLC and All-State Properties L.P.
99.1	Press Release dated December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

All-State Properties L.P.

Date: December 28, 2007	By:	/s/ Joseph Meuse
Joseph Meuse General Partner